Exhibit 24

LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS
 Know all by these presents, that the undersigned hereby constitutes and appoints each of Carolyn M.
Campbell, Brett A. Schrader, Joshua S. Chaffin, and Matthew D. McCoy signing singly, the undersigned's true
and lawful attorney in fact to:
 (1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director and/or
officer of Quanta Services, Inc. (the "Company"), Forms 3, 4, and 5 in
accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended, and the rules thereunder;
 (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or
amendments thereto, and timely file such form with the United States Securities and Exchange Commission and
any stock exchange or similar authority; and
 (3) take any other action of any type whatsoever in connection with the foregoing which, in the
opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the
undersigned, it being understood that the documents executed by such attorney in fact on behalf of the
undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and
conditions as such attorney in fact may approve in such attorney in fact's discretion.
 The undersigned hereby grants to each such attorney in fact full power and authority to do and perform
any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the
rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if
personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such
attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by
virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that
the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming,
nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934, as amended.
 This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer
required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities
issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing
attorneys in fact.  The undersigned acknowledges that the execution of this
Limited Power of Attorney shall
automatically revoke all earlier power(s) of attorney executed by the undersigned in the undersigned's capacity
as a director and/or officer of the Company and in connection with the undersigned's obligations under
Section 16 of the Securities Exchange Act of 1934, as amended.
 IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed
as of this 22nd day of September, 2014.

  /s/ Steven J. Kemps